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                                                                    Exhibit 99.4

                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                PHONE.COM, INC.
       PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 17, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Phone.com, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus each dated October 10, 2000, and hereby appoints Donald Listwin and Alan Black, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of common stock of Phone.com, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Phone.com, Inc. to be held November 17, 2000 at 8:30 a.m. Pacific time at the Westin Hotel, 1 Old Bayshore Highway, Millbrae, CA 94030 and at any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO
SPECIFICATION IS INDICATED THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
"FOR" THE PROPOSALS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
MEETING AS THE PROXIES DEEM ADVISABLE.

  A vote FOR each of the following proposals is recommended by the Board of
                                   Directors


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PHONE.COM, INC.
                        Annual Meeting of Stockholders
                        Friday, November 17, 2000
                        8:30 a.m. Pacific time
                        The Westin Hotel
                        1 Old Bayshore Highway
                        Millbrae, CA 94030

________________________________________________________________________________

Instructions for Voting Your Proxy

We are now offering stockholders three alternative ways of voting this proxy:

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
 . By Telephone (using a touch tone telephone)        . Through the Internet (using a browser)        . By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7days a week.

 __________________
| TELEPHONE VOTING |  Available only until 5:00 p.m. Eastern time on November
 ------------------   16, 2000

 . This method of voting is available for residents of the U.S. and Canada
 . On a touch tone telephone, call TOLL FREE 1-877-816-0836, 24 hours a day,
  7days a week
 . You will be asked to enter ONLY the CONTROL NUMBER shown below
 . Have your proxy card ready, then follow the prerecorded instructions
 . Your vote will be confirmed and cast as you directed

 _________________
| INTERNET VOTING |   Available only until 5:00 p.m. Eastern time on November
 -----------------    16, 2000

 . Visit the Internet voting website at http://proxy.georgeson.com
 . Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen
 . You will incur only your usual Internet charges

 ________________
| VOTING BY MAIL |
 ----------------

 . Simply mark, sign and date your proxy card and return it in the postage-paid envelope
 . If you are voting by telephone or the Internet, please do not mail your proxy card


              ________________                   ________________
             | COMPANY NUMBER |                 | CONTROL NUMBER |
              ----------------                   ----------------



                TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
________________________________________________________________________________

[X] Please mark votes as in this example

                                                  FOR            WITHHOLD
                                              all nominees       AUTHORITY
1. Election of Directors:                    listed (except     to vote all
                                              as indicated)    nominees listed
Donald Listwin        Alain Rossmann
                                                 [   ]            [   ]
Instruction: to withhold authority to
                --------
vote for any individual nominee write
that nominee's name in the space provided below:

---------------------------------------

2. To approve the Agreement and Plan of       FOR        AGAINST       ABSTAIN
   Merger and the issuance of shares of
   Phone.com  common stock, par value
   $0.001 per share, pursuant to such         [   ]        [   ]         [   ]
   Agreement.

3. To approve the amendment to the             FOR        AGAINST       ABSTAIN
   1996 Stock Plan that would increase
   the number of shares of Phone.com          [   ]        [   ]         [   ]
   common stock reserved for issuance
   under the plan by 4,125,000 shares.

4. To ratify the appointment of KPMG LLP       FOR        AGAINST       ABSTAIN
   as independent accountants for the
   fiscal year ending June 30, 2001.          [   ]        [   ]         [   ]

5. To amend Phone.com's certificate of        FOR        AGAINST       ABSTAIN
   incorporation to increase the number
   of authorized shares of Phone.com common   [   ]        [   ]         [   ]
   stock from 250,000,000 to 1,000,000,000.

6. In their discretion, upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS
CHANGE AND NOTE BELOW     [   ]


DATE:__________________________

 ______________________________
|                              |
 ------------------------------
 Signature(s) in Box

 Please sign exactly as your name
 appears on your stock certificate.
 If the stock is held by joint
 tenants or as community property,
 both should sign. Executors,
 administrators, trustees, guardians,
 attorneys and corporate officers
 should insert their titles.